UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          August 31, 2007

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

20245 SW 95th Avenue
Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

Item 1.01  Entry into a Material Definitive Agreement

On August 31, 2007, Bioject Medical Technologies Inc. (the “Company”) and Bioject, Inc., the Company’s wholly-owned subsidiary (“Sub”), entered into a 2007 Term Loan and Security Agreement (the “Loan Agreement”) with Partners for Growth, L.P. (“PFG”) for a $500,000 term loan (the “Loan”).  The Loan is due in twelve equal monthly installments of $41,666.67 commencing October 1, 2007 and ending September 1, 2008.  Interest accrues at the rate of the prime rate of Silicon Valley Bank plus 2% per annum and is due on the first day of each month for interest accrued during the prior month. Under the Loan Agreement, the Company and Sub are obligated to pay PFG a collateral handling fee of 0.55% per month on the average amount borrowed during that month.  If the closing price of the Company’s common stock is between $2.00 and $4.00 per share for 30 consecutive trading days, the fee will be reduced to 0.38% per month.  If the closing price of the Company’s common stock is at or above $4.00 per share for 30 consecutive trading days, the fee will be reduced to 0.22% per month.  Under the Loan Agreement, the Company and Sub granted a security interest in substantially all of their assets to PFG to secure their obligations under the Loan Agreement.  The Loan Agreement contains certain revenue and working capital covenants.

The obligations of the Company and Sub under the Loan Agreement accelerate upon certain events, including a sale or change of control of the Company.

In connection with the Loan Agreement, the Company issued a warrant to PFG to purchase 71,429 shares of its common stock at a price of $1.40 per share.  The warrant expires on August 30, 2014 and grants PFG piggy-back registration rights.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 5, 2007, the Company and Sub borrowed $500,000 from PFG pursuant to the Loan Agreement described in Item 1.01.

On August 31, 2007, the Company and Sub executed a Cross-Corporate Continuing Guaranty in favor of PFG guaranteeing each of their respective obligations under the Loan Agreement.

Item 3.02  Unregistered Sales of Equity Securities

On August 31, 2007, the Company sold to PFG a warrant to purchase an aggregate of 71,429 shares of the Company’s common stock at the exercise price of $1.40 per share.  The proceeds from this sale totaled $873.00.

The foregoing issuance of securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchaser of the securities in this issuance is an accredited investor.

The warrant may be exercised by the warrant holder until August 30, 2014.  The exercise price of the warrant is subject to adjustment under certain circumstances.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

10.1	2007 Term Loan and Security Agreement dated August 31, 2007 between Bioject Medical Technologies Inc., Bioject, Inc. and Partners for Growth, L.P.

10.2	Warrant, dated August 31, 2007, issued to Partners For Growth, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2007	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)